                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                 August 20, 2004

                         GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     1-11656
                                     -------
                            (Commission File Number)


                                   42-1283895
                                   ----------
                     (I.R.S. Employer Identification Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
              (Registrant's telephone number, including area code)
              ----------------------------------------------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act(17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 5 of the Form 8-K filed August 20, 2004 is hereby amended in its entirety as follows:

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On August 20, 2004, General Growth Properties, Inc. ("GGP" or "the Company") announced that it had entered into an agreement and plan of merger with The Rouse Company ("Rouse"). Under the terms of the merger agreement, which has been approved by each company's Board of Directors, Rouse stockholders will receive $67.50 per share in cash less the amount of any extraordinary dividend paid by the Company prior to the merger (the "Merger Consideration"). If the amount of the extraordinary dividend, if any, exceeds $2.42 per share, the Merger Consideration will be further reduced by an amount per share equal to $2.42 plus
1.1 times the amount of the extraordinary dividend in excess of $2.42 per share. The total consideration will be approximately $12.6 billion, consisting of $7.2 billion in cash plus the assumption of approximately $5.4 billion of existing Rouse debt. The merger is subject to the approval of Rouse stockholders and customary closing conditions, including required governmental approvals and a tax opinion confirming Rouse's REIT status. The merger does not require the approval of GGP stockholders and is generally not conditioned upon receipt of financing by GGP. The Merger Agreement provides for a termination fee and expense reimbursement of up to an aggregate of $180 million, which is payable by Rouse under certain circumstances.

GGP has received a $9.75 billion commitment from a group of lenders to finance the merger and refinance certain existing debt. In addition, the Company intends to conduct a pro rata offering of rights to purchase newly-issued GGP common stock to all holders of GGP common stock and all holders of units of GGP Limited Partnership. This rights offering will be in an amount of at least $500 million. A Bucksbaum affiliate, which was established by the founders of GGP and their families and which is an existing holder of GGP Limited Partnership units, has committed to purchase any such unexercised rights.

THIS CURRENT REPORT ON FORM 8-K SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF GENERAL GROWTH PROPERTIES, INC. OR ANY OF ITS AFFILIATES NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. ANY SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

Reference is made to the Company's press release regarding the merger, Exhibit 99.1, which is hereby incorporated by reference herein.

Reference is also made to the Merger Agreement which is filed pursuant to Item
7. The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is filed as an exhibit hereto, and is incorporated herein by reference.

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Item 7 of the Form 8-K filed August 20, 2004 is hereby amended in its entirety as follows:

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      Exhibit No.       Exhibit
      -----------       -------

      2.1               Agreement and Plan of Merger, dated as of August 19,
                        2004 by and among the Company, Red Acquisition, LLC and The Rouse Company.

      99.1 Press Release dated August 20, 2004 announcing the execution of the Agreement and Plan of Merger with The
                        Rouse Company.*

      99.2 Press Release dated August 20, 2004 declaring a dividend of $0.36 per share, payable to common stockholders of record on October 15, 2004 with payment on October 29, 2004.*

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* Previously filed.

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
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GENERAL GROWTH PROPERTIES, INC.

                                        By: /s/ Bernard Freibaum
                                            ------------------------------------
                                            Bernard Freibaum
                                            Executive Vice President and
                                            Chief Financial Officer

Date:  August 24, 2004

EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

2.1 Agreement and Plan of Merger, dated as of August 19, 2004 by and among the Company, Red Acquisition, LLC and The Rouse
                  Company.

99.1 Press Release dated August 20, 2004 announcing the execution of the Agreement and Plan of Merger with The Rouse Company.*

99.2              Press Release dated August 20, 2004 declaring a dividend of
                  $0.36 per share, payable to common stockholders of record on October 15, 2004 with payment on October 29, 2004.*

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* Previously filed.

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